EXHIBIT 5

                         LEBOEUF, LAMB, GREENE & MACRAE
                                     L.L.P.
       A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                              125 WEST 55TH STREET
                             NEW YORK, NY 10019-5389


                                  June 15, 1999


Columbia Energy Group
13880 Dulles Corner Lane
Herndon, Virginia  20171

Ladies and Gentlemen:

         You have requested our opinion as counsel for Columbia Energy Group, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement"), which the Company proposes to file with the Securities and Exchange Commission on or shortly after the date hereof under the Securities Act of 1933 with respect to 4,085,000 additional shares (the "Common Stock") of its common stock, $.01 par value, to be issued pursuant to the Company's Amended and Restated Long-Term Incentive Plan (the "Plan").

         In connection with this opinion, we have examined the Registration Statement and such instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any fact material to our opinion, we have relied upon the aforesaid Registration Statement, instruments, certificates, records and documents.

         Upon the basis of such examination, and subject to the limitations and qualifications contained in this opinion, we are of the opinion that, upon issuance, delivery and payment therefor, in accordance with the terms of the Plan, the Common Stock will be validly issued, fully paid and nonassessable.

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Columbia Energy Group
June 15, 1999
Page 2


         This opinion is limited to the corporate laws of the State of Delaware and the Federal laws of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,

                                     /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.